Exhibit 10.2


                        FORM OF LOAN ASSUMPTION AGREEMENT


This Loan Assumption Agreement ("Agreement") is entered into this 25th day of September, 2000 by and between ____________________ hereinafter referred to as "Borrower" and Excel Legacy Corporation hereinafter referred to as "Legacy", with Borrower and Legacy hereinafter referred to collectively as the "Parties".

                                 R E C I T A L S

WHEREAS, Legacy desires to purchase _____________ shares of common stock which Borrower owns in Legacy; and

WHEREAS, Borrower currently has a loan outstanding payable to Fleet National Bank ("Fleet") in the amount of $________________, as of September 25, 2000, which loan is secured by ___________ shares of common stock in Legacy; and

WHEREAS, Legacy, as part of the purchase of Borrower's shares of Legacy has agreed to assume the debt which Borrower has with Fleet;

The Parties do hereby agree as follows:

1. For Ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Legacy does hereby assume the indebtedness which ___________________ owes to Fleet in the amount of $____________ as of September 25, 2000. Legacy agrees to pay in full all interest payments in a timely manner, directly to Fleet, as such become due and payable and to pay in full the principal amount of the indebtedness assumed, at the time the loan with Fleet matures, which maturity date is currently set at March 31, 2001.

2. In consideration of Legacy assuming Borrower's debt with Fleet, Borrower herewith consents to transfer _______________ shares of Legacy stock to Legacy pursuant to that certain Stock Purchase Agreement entered into of even date. Borrower shall execute any and all documents required and necessary to transfer marketable title to Legacy with respect to the ___________ shares which Legacy is acquiring from
         ________________.

3. This Agreement is to be construed in accordance with the laws of the State of California.

This agreement is entered into as of the day and year first above written.


                                       EXCEL LEGACY CORPORATION



                                       BY:
                                          --------------------------------------
                                                      GARY B. SABIN
                                       ITS:           CHIEF EXECUTIVE OFFICER



                                          --------------------------------------
                                                              , AN INDIVIDUAL
                                              ----------------


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SCHEDULE A


         Officers                   Number of Shares            Loan Assumed
         --------                   ----------------            ------------
         Richard B. Muir                 487,350                $1,218,375.70
         Graham Bullick                  540,451                $1,351,127.44
         Eric Ottesen                    536,563                $1,341,406.76
         Mark Burton                     484,935                $1,212,338.09
                                       ---------                -------------
                                       2,049,299                $5,123,247.99
                                       =========                =============
